UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 25, 2025

(Date of earliest event reported)

FUSS BRANDS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34808	87-1343424
(State of Incorporation)	Commission File Number	(IRS EIN)

80 Broad Street

New York, New York 10004

(Address of principal executive offices)

(917)-720-3366

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

a)	Dismissal of Independent Registered Public Accounting Firm

Effective August 22, 2025, Fuss Brands Corp. (the “Company”) dismissed Olayinka Oyebola & Co. (“Olayinka”) as its independent registered public accounting firm.

The SEC has advised us that Oliyanka is a prohibited service providor. During their time serving as independent auditors there were no disagreements with Oliyanka on any matter of accounting principles, financial statement disclosure, or Auditing scope, or procedure, which disagreement(s), if not resolved to the satisfaction of Oliyanka, would have caused it to make reference to the subject matter of the disagreement(s) in connection with this report. During fiscal year to date 2025 there were no reportable events, to the type described in Iem304(a)(1)(v) of Regulation SK.

(b)	Engagement of new Independent registered public accounting firm

Effective August. 22, 2025, LAO Professionals (“LAO”) is the Company’s independent registered public accounting firm for the second and third fiscal quarter of 2025. The selection of LAO was based on its ability to meet the Company’s reporting requirements and its alignment with the Company’s needs. During the two most recent fiscal years and through August 22, 2025, the engagement of LAO, neither the company nor any Person on its behalf has consulted with LAO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (11 any matter that was either subject to disagreement or a “reportable event” as such terms as described in Items 304(a)(1)(iv) or 314(a)(1)(v), respectively, of Regulation S-K promulgated under the exchange act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSS BRANDS CORP.

Dated: August 25, 2025	By:	/s/ Cheskel Meisels
Cheskel Meisels
CEO

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